CONTRACT TO PURCHASE AND SELL PROPERTY


      This Contract to Purchase and Sell Property ("Contract") is made and entered into as of July 24th, 1995 by and between Harbour AP XI, L.P., a South Carolina limited partnership ("Seller"), and New Plan Realty Trust, a Massachusetts Business Trust ("Purchaser").

                                   Background

      The Purchaser desires to purchase and the Seller desires to sell certain real property pursuant to the terms of this Contract.

      Seller filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Action") with the United States Bankruptcy Court, for the District of South Carolina (the "Bankruptcy Court") on April 1, 1994 (Case No. 94-71593).

      The Bankruptcy Court has entered an order approving Seller's plan of reorganization, a copy of which order is annexed hereto as Exhibit G (the "Order").

                             Statement of Agreement

      For and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              Sale of the Property

      Section 1.1 Property. For the consideration and upon and subject to the terms, provisions and conditions of this Contract, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, Seller's respective rights, titles and interests in and to all of the following described property (collectively, the "Property"):

            (a) All of Seller's rights, titles and interests in and to that certain tract or parcel of land ("Land") located in Richland County, South Carolina more particularly described on Exhibit A attached hereto and made a part hereof for all purposes commonly known as Harbour Landing Apartments, together with all improvements, structures and fixtures, if any, located on the Land ("Improvements"), and all rights, titles and interests of Seller appurtenant to the Land and Improvements, including, without limitation, appurtenant easements, adjacent roads, highways and rights-of-way;

            (b) All tangible personal property of any kind ("Personalty") owned by Seller and attached to or located on the Land or Improvements;

            (c) All of Seller's rights, titles and interests under any leases or other agreements demising space in or providing for the use or occupancy of the Improvements or Land ("Tenant Leases"), and all unapplied deposits, whether security or otherwise ("Deposits"), paid by tenants ("Tenants") under the Tenant Leases;

            (d) All of Seller's rights, titles and interests in and to all service contracts, warranties, guaranties and bonds in effect at Closing relating to the Land, the Improvements or the Personalty, to the extent the same are assignable ("Contracts");

            (e) All certificates, permits, licenses, franchises, authorizations and approvals relating to the Property and/or the Personalty or the ownership, use, access, occupancy, repair, maintenance or operation thereof or any part thereof, running to or in favor of Seller or the Property and/or the Personalty, and which Purchaser hereafter elects to accept;

            (f) All right, title and interest of landlord and of Seller as landlord or otherwise in and to all Occupancy Leases, together with all collateral therefor, all guarantees by third parties of the agreements and obligations thereunder of Tenants and, except to the extent otherwise set forth in Section 8.6, all rentals, unapplied security deposits, advance rentals, receivables, reimbursements and other items payable by Tenants;

            (g) All right, title and interest of Seller of every kind and description in and to the following: All drawings, plans and specifications covering the Property or any part thereof; all rights to the name "Harbour Landing Apartments" with respect to the Property or any other project in the Richland County, South Carolina area, and all trademarks, trade names, service marks, registrations, logos, applications, good will and other rights (including the right to sue for past and present infringements thereof) associated therewith; all other intellectual property used in connection with the ownership and operation of the Property or any part thereof; all telephone numbers; all tenant files; all operating and maintenance files; and all books, records and other files which are used in connection with the ownership and operation of the Property or any part thereof and the conduct of the business of Seller relating to the Property or any part thereof; and

            (h) All other rights, privileges and appurtenances owned by Seller and in any way relating to the above-described properties.

                                   ARTICLE II

                                 Purchase Price

      Section 2.1 Purchase Price. The total Purchase Price ("Purchase Price") to be paid by Purchaser to Seller for the Property shall be Four Million Nine Hundred Thousand Dollars ($4,900,000). The Purchase Price shall be payable at the Closing (as defined below) in cash or Current Funds (as defined below).

                                   ARTICLE III

                              Earnest Money Deposit

      Section 3.1 Amount and Timing. Within one (1) business day after the Effective Date (as defined below), Purchaser shall deliver to Commonwealth Land Title Insurance Company, as provided in Section 13.1 below ("Title Company"), Seventy Five Thousand Dollars ($75,000) ("Earnest Money Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Earnest Money Deposit with the Title Company as herein provided, this Contract shall automatically terminate, and neither Seller nor Purchaser shall have any further obligations hereunder except that the provisions of Sections 5.1 and 11.1 of this Contract shall survive the termination of this Contract. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

      Section 3.2 Application and Interest. If the purchase and sale contemplated hereunder is consummated, then the Earnest Money Deposit shall be applied to the Purchase Price at Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided in this Contract. The Earnest Money Deposit shall be invested in an interest-bearing account with a financial institution and in a manner reasonably acceptable to Seller. All interest earned on the Earnest Money Deposit is part of the Earnest Money Deposit, to be applied or disposed of in the same manner as the Earnest Money Deposit under this Contract.

                                   ARTICLE IV

                                Title and Survey

      Section 4.1 Title Commitment. Not later than thirty (30) days after the Effective Date, Purchaser shall obtain at its expense from the Title Company a current ALTA Commitment for Title Insurance ("Title Commitment") issued by the Title Company. The Title Commitment shall set forth the state of title to the Property, including a list of conditions or exceptions to title affecting the Property that would appear in an Owner's Policy of Title Insurance, if one were issued. The Title Commitment shall contain the expressed commitment of the Title Company to issue the Title Policy (as defined below) to Purchaser in the amount of the Purchase Price, insuring the title to the Property specified in the Title Commitment. At such time as the Title Commitment is furnished to Purchaser, the Title Company also shall furnish to Purchaser copies of instruments or documents ("Exception Documents") that create or evidence conditions or exceptions to title affecting the Property, as described in the Title Commitment. Purchaser shall have the right to negotiate with the Title Company for additional endorsements, and Seller shall reasonably cooperate with Purchaser in obtaining those endorsements (at no additional cost to Seller).

      Section 4.2 Survey. Not later than four (4) days after the Effective Date, Seller shall provide to Purchaser a copy of the most complete survey of the Land and Improvements, if any, in Seller's possession. Purchaser shall pay for any survey update or new survey required by Purchaser or the Title Company (any such updated or new survey hereinafter referred to as the "Survey").

      Section 4.3 Review of Title and Survey.  Purchaser shall have until thirty
(30) days after the Effective Date in which to notify Seller in writing of any objections Purchaser has to any matters shown or referred to in the Title Commitment, the Exception Documents, or on the Survey. Any title encumbrances, exceptions or other matters which are set forth in the Title Commitment, the Exception Documents, or on the Survey, and to which Purchaser does not object in writing within the aforementioned thirty (30) day period, shall be deemed to be permitted exceptions to the status of Seller's title (such encumbrances, exceptions or other matters, together with such other matters included pursuant to other provisions of this Agreement, shall be referred to as the "Permitted Exceptions").

      Section 4.4 Objections to Status of Title and Survey. If Purchaser objects to any item shown or referred to in the Title Commitment, Exception Documents or Survey within the time set forth in Section 4.3, Seller shall be given a fifteen (15) day period to notify Purchaser whether or not Seller will cure, prior to Closing and at Seller's option and sole discretion but without any obligation to do so, any objection to the condition of title timely raised by Purchaser. If Seller notifies Purchaser that it elects not to cure any such objections, then Purchaser may, at its option exercisable in writing within five
(5) days following the date of receipt by Purchaser of written notice from Seller stating that Seller is unable or unwilling to cure such objections, either (a) accept such title as Seller can deliver, in which case all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (b) terminate this Contract by notice in writing to Seller in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder, except as otherwise provided in Sections 5.1 and 11.1 hereof. In the event Purchaser fails to notify Seller, within such five (5) day period, that Purchaser has elected to proceed under either subpart (a) or (b) of the immediately preceding sentence, Purchaser shall be deemed to have elected to proceed under subpart (a), and this Contract shall remain in full force and effect. If Seller notifies Purchaser that it elects to cure any such objections but is unable to cure such objections by Closing or if Seller fails to notify Purchaser of its intentions with respect to such objections and fails to cure such objections by Closing, then Purchaser may, at its option, either (x) accept such title as Seller can deliver in which case the parties shall proceed with Closing and all exceptions to title set forth in the Title Commitment, Exception Documents and Survey which are not removed shall be deemed to be Permitted Exceptions, or (y) terminate this Contract by notice in writing to Seller at Closing, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights, duties or obligations hereunder except as otherwise provided in Sections 5.1 and 11.1 hereof.

      Section 4.5 Other Permitted Exceptions. The Permitted Exceptions shall include those matters shown in the Title Commitment and the Survey which become Permitted Exceptions pursuant to Sections 4.3 and 4.4 above and, in addition, the following: (a) the Tenant Leases; (b) taxes and assessments for the year in which the Closing occurs and subsequent years; (c) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (d) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be cured or discharged from the public record at closing so that such liens or encumbrances do not appear as an exception in the Owner's Policy of Title Insurance issued to Purchaser pursuant to the Title Commitment (the "Owner's Policy").

                                    ARTICLE V

                             Inspection By Purchaser

      Section 5.1 Inspection Period.

            5.1.1 Purchaser shall have a period of time commencing on the Effective Date and expiring at 5:00 p.m., Greenville, South Carolina, time on the thirtieth (30th) day thereafter (the "Inspection Period") within which to examine the Property and to conduct its feasibility study thereof. The Inspection Period shall be inclusive of the Effective Date. Seller agrees that, during the Inspection Period, Seller will allow Purchaser and Purchaser's agents access to the Property during normal business hours to conduct soil and engineering, hazardous waste, marketing, feasibility, zoning and other studies or tests and to otherwise determine the feasibility of the Property for Purchaser's intended use. Notwithstanding the foregoing, (a) the costs and expenses of Purchaser's investigation shall be borne solely by Purchaser, (b) prior to the expiration of the Inspection Period, Purchaser shall restore any damage to the Property caused by Purchaser or its agents to the condition which existed prior to Purchaser's entry thereon and investigation thereof, (c) Purchaser shall not unreasonably interfere, interrupt or disrupt the operation of Seller's business on the Property and, further, such access by Purchaser and/or its agents shall be subject to the rights of Tenants under Tenant Leases, (d) Purchaser shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any studies or tests conducted pursuant to this Section 5.1, (e) Purchaser shall give notice to Seller forty-eight (48) hours prior to entry onto the Property and shall permit Seller to have a representative present during all investigations and inspections conducted with respect to the Property, and (f) Purchaser shall take all reasonable actions and implement all reasonable protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property in the course of such investigations and inspections pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons.

            5.1.2 If following the end of the Inspection Period (a) any additional title encumbrances become effective against the Property which Seller does not cause to be cured or insured around so that such matters do not appear as an exception in the Owner's Policy or (b) a survey update reveals any new adverse matters which Seller does not cure by Closing, then Purchaser may terminate this Contract in accordance with Section 5.2(b); provided, Seller shall cause any such encumbrance of a monetary nature to be satisfied or discharged from the public record at closing.

            5.1.3 All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser (except to the extent Purchaser is required by law or legal process to disclose such information), and, prior to the purchase of the Property by Purchaser, Purchaser shall use reasonable efforts to prevent its agents and employees from divulging such information to any third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract, including Purchaser's attorneys and representatives, prospective lenders and engineers.

            5.1.4 Purchaser shall indemnify, defend and hold harmless Seller and its general partner and each of their affiliates and their respective affiliates' officers, directors, employees, agents and representatives from and against any claims, liabilities, causes of action, damages, liens, losses, fines, fees and expenses (including, without limitation, attorneys' fees and expenses) incident to, resulting from or in any way arising out of any intentional, reckless or negligent infliction of injury or distress to persons or damage to property caused by Purchaser or its agents on the Property. The agreements contained in this Section 5.1 shall survive the Closing forever (subject to any applicable statutes of limitation) and shall not be merged therein and shall also survive any termination of this Contract.

      Section 5.2 Approval of Inspections. If (a) Purchaser determines at any time prior to the expiration of the Inspection Period that the Property is not satisfactory to Purchaser, then (b) Purchaser may terminate this Contract by delivery of written notice to Seller within such Inspection Period given in accordance with the provisions of Section 13.1 hereof, in which event the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further rights or liabilities hereunder, except as provided in Sections 5.1 and 11.1 hereof. If Purchaser does not timely deliver to Seller written notice of termination within such Inspection Period, the conditions of this Section 5.2 shall be deemed satisfied, and Purchaser may not thereafter terminate this Contract pursuant to this Section 5.2.

      Section 5.3 Matters to be Delivered by Seller. No later than five (5) days (unless otherwise noted) from the Effective Date, Seller shall deliver to Purchaser the following items (collectively, the "Submission Matters"):

            (a)   Deleted

            (b) A copy of the form used for Tenant Leases with respect to the Property;

            (c) Within ten (10) days, a certified inventory of all Personalty owned by Seller and located on, related to, or used in connection with the Property, current to within thirty (30) days prior to the Effective Date;

            (d) Within ten (10) days, copies of any and all service, maintenance, management or other contracts in Seller's possession or control relating to the ownership and operation of the Property;

            (e) Within ten (10) days, complete copies of any and all warranties and guarantees in Seller's possession or control relating to the Property, or any part thereof, or to the Personalty owned by Seller and located on, attached to, or used in connection with the Property;

            (f) Copies of all plans and specifications in Seller's possession or control with respect to the Property and copies of all licenses and permits in Seller's possession or control with respect to the ownership and operation of the Property, including building permits and certificates of occupancy;

            (g) A certificate of fire, hazard, extended coverage, liability and other insurance policies held by Seller with respect to the Property; and

            (h) Copies of the most recent real estate and personal property tax statements in Seller's possession applicable to the Property.

                                   ARTICLE VI

             Representations and Warranties; Disclaimers and Waivers

      Section 6.1 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as of the date hereof and as of the Closing Date as follows (which representations and warranties shall survive the Closing): (a) Purchaser is a Massachusetts Business Trust, which is duly authorized and validly existing under the laws of the State of Massachusetts;
(b) Purchaser has full right and authority to enter into this Contract and to consummate the transactions contemplated herein; (c) each of the persons executing this Contract on behalf of Purchaser is authorized to do so; and (d) this Contract constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms. Provided, each of the representations and warranties of Purchaser above shall survive the Closing for only twelve (12) months except as to any such representation or warranty as to which Seller has within such twelve (12) month period asserted with a reasonable basis a claim against Purchaser.

      Section 6.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser as of the date hereof and as of the Closing Date as follows, provided, each of the representations and warranties of Seller below shall survive the Closing for only twelve (12) months except as to any such representation or warranty as to which Purchaser has within such twelve (12) month period asserted with reasonable basis a claim against Seller:

            (a) Seller (i) is a duly organized and validly existing limited partnership under the laws of the State of South Carolina; (ii) is duly bound by the actions and execution hereof by the general partner of Seller who executed this Contract; (iii) has the authority and power to enter into this Contract and to consummate (including the execution of all necessary documents and contracts) the transaction provided for herein; and (iv) is the owner of the landlord's interest in the Tenant Leases.

            (b) The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of this Contract do not violate any of the terms, conditions or provisions of (i) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (ii) any agreement or contract listed on any Schedule to this Contract or any other agreement or contract to which Seller is a party or to which it or the Property is subject; and no consent, waiver or approval by any third party is required in connection with the execution and delivery by Seller of this Contract or the performance by Seller of obligations to be performed by Seller under this Contract.

            (c) Seller is the sole owner of, and has good and marketable title to, the Personalty free and clear of all liens, encumbrances, claims and demands, other than the Existing Loan and the Permitted Title Exceptions.
Seller has not entered into any agreement to sell, mortgage, lease (other than to residential tenants for personal occupancy) or otherwise encumber or dispose of its interest in the Property or any part thereof, except for the Existing Loan, the Permitted Title Exceptions and this Contract.

            (d) Seller has not received any notice of (nor to its knowledge are) any actions, suits, proceedings or claims (including employee grievance claims) pending or threatened against or affecting Seller (in respect of the Property) or the Property, at law or equity or before or by any governmental authority, and has not commenced any actions, suits or proceedings in respect of the Property, except as shown on Schedule 6.2(d).

            (e)   (i)   All tenants and occupants of the Property as of  the
date of the Rent Roll attached hereto as Schedule 6.2(e), the space leased, the Lease expiration dates, the security deposits, arrearages, the rentals and the concessions, if any, granted to the tenants are identified on such Rent Roll.

                  (ii) No tenant has been given free rent, any concession in the payment of rent or any abatement in the payment of rent, except as set forth on Schedule 6.2(e).

                  (iii) Seller has paid all costs required to be paid by the landlord to the tenants listed in Schedule 6.2(e) in connection with the preparation of space for occupancy (whether to be performed before or after occupancy) and has paid all obligations for brokerage commissions and finders' fees incurred in entering into those Tenant Leases and, if any additional Tenant Leases are executed after the date of this Contract and prior to Closing, Seller shall pay or provide for the payment of all such costs and commissions prior to Closing. As of the date of the Rent Roll, no payment default exists under any Tenant Lease except as shown on Schedule 6.2(e) and no written notice of a default has been received or given by Seller except as shown on Schedule 6.2(e).

                  (iv) Since Seller's or its General Partner's acquisition of the Property in January, 1993, Seller and its General Partner have had no and continue to have no agreement or other arrangement involving the Property with any governmental authority for or in respect of subsidized tenants or housing or rents or similar benefits.

            (f) The operating statements provided by Seller to Purchaser were prepared on a modified cash/accrual basis (except for the provisions for accrual of real estate taxes and insurance premiums, if any) and are true and correct in all material respects.

            (g) All Contracts (written or oral) affecting the Property as of the date of this Contract are identified on Schedule 6.2(g) and will be made available to Purchaser; Seller is not in default under any of these Contracts; Seller will not enter into any other Contract that cannot be terminated on 30 days notice without the prior written consent of Buyer and will give notice at or before Closing terminating such existing Contracts as are designated by Purchaser before the Closing Date.

            (h) Except for the Management Agreement with Insignia Management Group, Inc. ("Manager") which will be cancelled at Closing there are no unrecorded agreements outstanding respecting operations at the Property after Closing between Seller and any person controlled by, controlling or under common control with Seller.

            (i) With the possible exception of the sign for the Property located adjacent to Garner's Ferry Road, the continued maintenance and operation of the Property is not now, and on the Closing Date will not be, dependent to any extent on facilities located on any other property (except for public utilities and public streets) and the continued maintenance and operation of any other property is not dependent to any extent on facilities located on the Property.

            (j) To the best of Seller's knowledge, there are no condemnation or eminent domain proceedings affecting the Property now pending or threatened.

            (k)   Seller has not received any of the following:

                  (i) A written notice from a governmental authority that any building or other structure not a part of the Property relies to any extent on the Property or any part thereof or any interest therein to fulfill any legal requirements or that any of the Improvements relies to any extent on any property (other than the public highways and public utilities) not included within the Property to fulfill any legal requirement.

                  (ii) A written notice from any governmental authority or any public utility that the water supply or sewage disposal systems are inadequate to distribute the water supply and dispose of the sewage for the Property or of the need to obtain any permits for access to the water supply and sewage systems, that there is any impairment (other than temporary outages) of the electrical, gas or telephone service, or that there is need for any additional approval of any governmental authority or public utility or need for construction by the owner for the use of these utilities.

                  (iii) Any written notice from a governmental authority that the Improvements and the operation of the Property does not comply in all material respects with all legal requirements governing or regulating the use, construction and operation thereof or any written notice from the beneficiary of any Permitted Exceptions that the Improvements and the operation of the Property does not comply with that Permitted Exceptions.

                  (iv) Any written notice from a governmental authority requiring Seller to obtain any permit (other than the Permits now held by Seller) for the occupancy of the Property for use as multifamily apartments and the operation of the Improvements as now being operated.

                  (v) Any written notice from any governmental authority of the disposal of any hazardous or toxic materials on the Property or of a violation of any environmental legal requirements.

            (l) Seller has not received any environmental site assessment or written report with respect to the Property, or other written notice of any disposal of any hazardous or toxic materials on the Property or the violation of any environmental legal requirements.

            (m)   Seller has no employees working on site at the Property.

            (n) Seller has received no written notice and otherwise has no knowledge of any increases in the real estate tax assessments for the Premises subsequent to the 1995 assessment notices received by Seller.

            (o) To the actual knowledge of Seller, without independent investigation or inquiry, and except for such matters as may be disclosed by the environmental report to be performed by Purchaser or its agents during the Inspection Period, (i) no Hazardous Substances exist on the Property and no leak, spill, release or discharge of Hazardous Substances has occurred on the Property, and (ii) neither the Property nor any land adjacent to the Property is in violation or subject to any existing, pending or threatening investigation by and governmental authority under any applicable federal, state or local law, regulation or ordinance pertaining to Hazardous Substances or other environmental matters. "Hazardous Substances" means all chemical substances, asbestos, oil, petroleum products, formaldehyde, PCBs, toxic, carcinogenic, radioactive or hazardous waste or materials, existing in such concentrations or amounts as are regulated or prohibited by applicable federal, state or local laws, regulations or ordinances, and also shall include any underground storage tanks.

            (p) To the actual knowledge of Seller, no entity owned or controlled 10% or more by Insignia Financial Group, Inc. owns any real property contiguous to the Property.

      For purposes of this Section 6.2, the actual knowledge of Seller shall be deemed to include the actual knowledge of the Manager's current (as of the date of this Contract) Property Manager, District Manager and Regional Manager (collectively, "Manager's Representatives") having authority as to the Property; provided, Manager and Manager's Representatives shall have no liability whatsoever to Purchaser or its Related Parties with respect to the Property or this Contract or any matters arising therefrom.

      Section 6.3 No additional representations or warranties of Seller. Purchaser acknowledges and agrees that, except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at closing, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning, (a) the nature and condition of the property, including, without limitation, the water, soil and geology, and the suitability thereof and of the property for any and all activities and uses which Purchaser may elect to conduct thereon; (b) the existence, nature and extent of any right-of-way, lease, right to possession or use, lien, encumbrance, license, reservation, condition or other matter affecting title to the property; and (c) whether the use or operation of the property complies with any and all laws, ordinances or regulations of any government or other regulatory body. Except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, Purchaser agrees to accept the Property, and acknowledges that the sale of the property as provided for herein is made by Seller, on an "as is, where is, and with all faults" basis. Except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, Purchaser expressly acknowledges that Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law, with respect to the property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's warranty of title to be set forth in the special warranty deed), zoning, tax consequences, physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the premises with governmental laws, the truth, accuracy or completeness of any information (including, without limitation, the submission matters) provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the property. Purchaser acknowledges that except as expressly specified in any written instrument delivered by Seller to Purchaser, Seller makes no representation or warranty of any kind, oral or written, express or implied, or arising by operation of law regarding or with respect to any such information (including, without limitation, the submission matters) provided or to be provided by Seller regarding the Property.

      Further, and without in any way limiting any other provision of this Contract, except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at Closing, Seller has made and makes no representation, warranty or guaranty, and hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, with respect to the presence or disposal on or beneath the Property (or any parcel in proximity thereto) of hazardous substances or materials which are categorized as hazardous or toxic under any local, state or federal law, statute, ordinance, rule or regulation pertaining to environmental or substance regulation, contamination, cleanup or disclosure (including, without limitation, petroleum products and asbestos) (collectively, "Hazardous Materials") and shall have no liability to Purchaser therefor (except for a breach of Seller's representations or warranties set forth in Section 6.2(k)(v), (l) or (o). Without limitation of the preceding sentence, except as expressly specified in this Contract or the special warranty deed or other documents to be delivered at

Closing, Seller specifically disclaims any representation, warranty or guaranty regarding the accuracy of any environmental reports which may be included within the submission matters. By acceptance of this Contract and the special warranty deed to be delivered by Seller at the Closing, Purchaser acknowledges that Purchaser's opportunity for inspection and investigation of the Property (and other parcels in proximity thereto) will be adequate to enable Purchaser to make Purchaser's own determination with respect to the presence or disposal on or beneath the Property (and other parcels in proximity thereto) of such hazardous substances or materials.

      Section 6.4 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information (including, without limitation, the Submission Matters) delivered by Seller, or its general partner or their respective affiliates or representatives to Purchaser in connection with the transaction contemplated hereby. Except as expressly stated herein, Purchaser acknowledges and agrees that all materials, data and information (including, without limitation, the Submission Matters) delivered by Seller, its general partner or their respective affiliates or representatives to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

      Section 6.5 Effect and Survival of Disclaimers. Seller and Purchaser agree that the provisions of Sections 6.3 and 6.4 shall survive Closing and the termination of this Contract forever.

                                   ARTICLE VII

                     Conditions Precedent to Purchaser's and
                              Seller's Performance

      Section 7.1 Conditions to Purchaser's Obligations. Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions (any or all of which may be waived by Purchaser):

            (a) Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Contract;

            (b) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date; and

            (c) Seller shall have delivered all the documents and other items required pursuant to Section 8.2(a), and shall have performed, in all material respects, all other covenants, undertakings and obligations, and complied with all conditions required by this Contract to be performed or complied with by Seller at or prior to the Closing.

            (d) Seller shall have timely filed any and all motions in Bankruptcy Court which may be necessary in order for Seller to assume all Occupancy Leases pursuant to Section 365 of the Bankruptcy Code, and Seller shall have assumed all Occupancy Leases.

      If any of the above conditions are not satisfied by Closing, then Purchaser may terminate this Contract in accordance with Section 5.2(b).

      Section 7.2 Conditions to Seller's Obligations. Seller's obligation under this Agreement to sell the Property to Purchaser is subject to the fulfillment of each of the following conditions (all or any of which may be waived by Seller):

            (a) the representations and warranties of Purchaser contained herein shall be true, accurate and correct as of the Closing Date; and

            (b) Purchaser shall have delivered the funds required hereunder and all the documents to be executed by Purchaser set forth in Section 8.2(b).

                                  ARTICLE VIII

                                     Closing

      Section 8.1 Time and Place. The consummation of the purchase and sale of the Property ("Closing") shall take place at the office of Purchaser on the fifteenth (15th) day after the end of the Inspection Period or at such earlier date and time as Purchaser and Seller may mutually agree ("Closing Date"); provided, Purchaser will reasonably cooperate with Seller in accomplishing the Closing by mail using appropriate escrows if Seller so requests.

      Section 8.2 Items to be Delivered at the Closing.

            (a) Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser each of the following items:

                  (i) A Special Warranty Deed duly executed and acknowledged by Seller in the form attached hereto as Exhibit B and made a part hereof for all purposes sufficient to convey to Purchaser good title to the Property free and clear of all liens and encumbrances except for the Permitted Exceptions.

                  (ii)  An Assignment and Assumption of Leases
            ("Assignment of Leases") duly executed and acknowledged by Seller in the form attached hereto as Exhibit C .

                  (iii) A Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") duly executed by Seller in the form attached hereto as Exhibit D .

                  (iv) All keys and master keys to all locks located on the Property that are in Seller's possession or control.

                  (v) All original Tenant Leases that are in Seller's possession or control together with letters addressed to the Tenants of the Property ("Notice Letters") in the form attached hereto as Exhibit F , or in such other form as may be mutually agreed upon by Seller and Purchaser.

                  (vi) All original Contracts relating to the Property that are in Seller's possession or control. Purchaser shall have the right to accept or reject any Contract (except for the laundry machinery equipment contract which Purchaser hereby agrees to accept) at least fifteen (15) days prior to Closing. All Contracts not accepted by Purchaser, including the Management Agreement, shall be terminated by Seller, and Seller shall be solely liable for any termination penalty.

                  (vii) A Non-Foreign Affidavit in the form attached hereto as Exhibit E.

                  (viii)  All amounts owing to Purchaser by Seller under
            Article IX hereof.

                  (ix) Evidence satisfactory to the Title Company that the person or persons executing this Contract and the closing documents on behalf of Seller have full right, power and authority to do so.

                  (x) A rent roll prepared with respect to the Property in the form attached hereto as Schedule 6.2(e) which shall be certified, to Seller's knowledge, as being true and correct as of a date not more than three (3) days prior to Closing.

                  (xi) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

                  (xii) At the Property, all tenant files and other files which are used in connection with the ownership and operation of the Property or any part thereof and the conduct of the business of Seller relating to the Property or any part thereof.

                  (xiii)  Duly executed closing statement.

                  (xiv) Seller's duly executed certificate of reaffirmation and remaking dated as of the Closing Date, confirming that the warranties and representations of Seller are true and correct as of the Closing Date.

                  (xv) An official bank (cashier's) check or attorney's trust account check payable to Purchaser in the amount of all unapplied deposits held and all advance rentals received under Tenant Leases, together with a certified list of each Tenant who has made such a deposit or advance rental and the amount thereof.

                  (xvi) A certificate from the Manager to the effect that the Management Agreement has been terminated and that the Manager has no claim whatsoever against Purchaser and the Property or any part thereof under or in connection with the Management Agreement, the agreements and obligations thereunder or otherwise.

                  (xvii) An opinion of counsel, addressed to Purchaser and dated as of the Closing Date, stating in substance as follows:

                      (A) The Order has not been amended, or that the Order has not been amended so as to prohibit consummation of Seller's obligations under this Contract;

                      (B) The Order permits Seller's sale of the Property for the $4,900,000 Purchase Price;

                      (C)   The order is final and non-appealable; and

                      (D) The unsecured creditors have been paid as contemplated by the Order and the Plan, as amended, referenced in the Order.

            (b) Purchaser. At the Closing, Purchaser shall deliver to Seller each of the following items:

                  (i)  The cash portion of the Purchase Price in Current
            Funds.

                  (ii) The Assignment of Leases, duly executed and acknowledged by Purchaser.

                  (iii) Such additional funds in cash or Current Funds, as may be necessary to cover Purchaser's share of the closing costs and prorations hereunder.

                  (iv) Evidence satisfactory to the Title Company that the person or persons executing this Contract and the closing documents on behalf of Purchaser have full right, power and authority to do so.

                  (v)  The Notice Letters duly executed by Purchaser.

                  (vi) Other items reasonably requested by the Title Company for the sale of the Property in accordance with this Contract or for administrative requirements for consummating the Closing.

      Section 8.3 Costs of Closing. The escrow fees of the Title Company shall be paid equally by Seller and Purchaser. Any deed stamp/transfer taxes shall be paid by Seller. All recording costs and all costs relating to the Title Policy and the Survey shall be paid by Purchaser except as otherwise expressly provided herein. All other expenses incurred by Seller and Purchaser with respect to the Closing, including, but not limited to, the attorneys' fees and costs and expenses incurred in connection with negotiating, preparing and closing the transaction contemplated by this Contract, shall be borne and paid exclusively by the party incurring such expense. Seller shall pay all sales, use, excise and other similar taxes, documentary stamp taxes, deed taxes and all other similar taxes or imposts of any kind relating to its sale of the Property or the Personalty. Seller shall reimburse Purchaser at Closing up to $2,000 for termite/pest inspection and bond fees paid to third parties by Purchaser with respect to the Property.

      Section 8.4 Prorations.

            8.4.1 All normal and customarily proratable items, including, without limitation, rents, operating expenses and other expenses and fees, and payments relating to any agreements affecting the Property which survive the Closing, shall be prorated as of, and including, the Closing Date, Seller being charged and credited for all of same attributable to the period up to, and including, the day prior to the Closing Date (and credited for any amounts paid by Seller attributable to the period thereafter) and Purchaser being responsible for, and credited or charged, as the case may be, for all of same attributable to the period on and after the Closing Date.

            8.4.2 All unapplied Deposits under Tenant Leases in the possession of Seller, if any, shall be transferred by Seller to Purchaser at the Closing. There shall be no application of security deposits to unpaid rent unless the tenant has vacated.

            8.4.3 Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the year of Closing, shall be prorated to the date of Closing, based upon actual days involved. In connection with the proration of real property taxes or installments of assessments, such proration shall be based upon the assessed valuation and tax rate figures for the year in which the Closing occurs to the extent the same are available; provided, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year for the figures which are unavailable for the year of Closing. The proration shall be final and unadjustable except as provided in the following paragraph. In the event the Property has been assessed for property tax purposes at such rates as would result in "roll back" taxes upon the changes in land usage or ownership of the Property, Seller agrees to pay all such taxes and hereby indemnifies, holds harmless and agrees to defend Purchaser from and against any and all causes of action, costs, expenses, fees liens, fines, damages, claims, losses and liabilities for or relating to such taxes.

            8.4.4 Prorations should be governed by the following additional provisions:

                  (a) Utilities, if any, payable by Seller, shall be prorated. Seller shall endeavor to obtain meter readings on the Proration Date (a date selected by Seller no more than five (5) days prior to Closing), and if such readings are obtained, there shall be no proration of such items and Seller shall pay the bills therefor for the period to the Proration Date, and Purchaser shall pay the bills therefor for the period subsequent to the Proration Date as and when rendered. If Seller is unable to obtain meter readings as of the Proration Date, utilities shall be prorated at the Proration Date based upon the most recent utility bills, adjusted for seasonality, and reprorated upon issuance of the actual bills. In addition, if there are any utility charges submetered to Tenants and payable by them directly to Seller, Seller shall use reasonable efforts to obtain readings thereof at the Proration Date, and such items shall be prorated in mode and manner as with respect to rents.

                  (b) Prepaid and unpaid expenses and charges respecting utilities and all other expenses incurred in the operation of the Property shall be prorated at and as of the Proration Date. (However, fees paid by Seller with respect to certificates, permits, licenses, franchises, authorizations and approvals assigned by Seller to Purchaser at the Closing shall not be prorated, but shall be paid for and assumed entirely by Seller.)

                  (c) Income from coin telephones, vending and other coin operated machines, or from the use of other facilities forming a part of, or located upon, the Property shall be apportioned. If they are to be received after the Proration Date, they shall be apportioned when the income is received.

                  (d) In the case of any charges payable by Tenants to Seller applicable to periods of time ending before the Proration Date but to become payable thereafter when bills are rendered (such as service charges, supply charges and utility charges), Seller shall after settlement prepare and promptly deliver to Purchaser the information necessary to prepare the bills to the tenants. Seller warrants and represents that such information will be true, complete and correct. All such charges shall be paid to Purchaser and adjusted as provided herein.

                  Except as otherwise provided herein, prorations shall be made as of the end of business on the day prior to the Closing Date. Unapplied security deposits in the possession or control of Seller shall be transferred at the Closing, together with an explanation of any missing security deposits.

      The provisions of this Section 8.4 shall survive the Closing and the termination of this Contract forever.

      If any of the items subject to proration under the foregoing provisions of this Section 8.4 cannot be prorated at the Closing because of the unavailability of the information necessary to compute such proration, or if any errors or omissions in computing prorations at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one hundred twenty (120) days after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing proration or a correction of an error or omission in a Closing proration unless within the aforestated one hundred twenty (120) day period one of the parties hereto (i) has obtained the previously unavailable information or has discovered the error or omission, and (ii) has given notice thereof to the other party together with a copy of its good faith recomputation of the proration and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to proration hereunder and to give notice thereof as provided above within one hundred twenty (120) days after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

      Section 8.5 Possession and Closing. Possession of the Property shall be delivered to Purchaser by Seller at the Closing, subject to the Permitted Exceptions and the rights of the Tenants. Purchaser shall make its own arrangements for the provision of public utilities to the Property and Seller shall terminate its Contracts with such utility companies that provide services to the Property as of the end of business on the Closing Date.

      Section 8.6 Delinquent Rent.

            (a) Application of Delinquent Rent. If on the Closing Date any Tenant is in arrears in the payment of any rent under any Tenant Lease (the "Delinquent Rent") payable by it, any Delinquent Rent received by Purchaser and Seller from such Tenant after the Closing shall be applied to amounts due and payable by such Tenant during the following periods in the following order of priority: (A) first, to the period of time after the Closing Date, and (B) second, to the period of time before the Closing Date. Provided, if Seller initiates legal action to collect Delinquent Rent for the period prior to Closing, Seller shall be entitled to retain any Delinquent Rent collected as a result of such legal action. The provisions of this Section 8.6(a) shall survive the Closing and the termination of this Contract forever.

            (b) Collection of Delinquent Rent. Purchaser shall have no obligation to collect past due rentals and other amounts from Tenants after the Proration Date. Seller retains its rights in and to such past due rentals, but shall not disturb or otherwise interfere with any Tenant in its occupancy and use and enjoyment of its demised premises.

                                   ARTICLE IX

                            Condemnation or Casualty

      Section 9.1 Condemnation.

            (a) If all or any Significant Portion (as defined in Section 9.1(b)) of the Property is condemned or taken by eminent domain or conveyed by deed in lieu thereof, or if any condemnation proceeding is commenced for all or any Significant Portion of the Property, prior to Closing, then Purchaser may elect to terminate this Contract by written notice thereof to Seller within ten (10) days after Seller notifies Purchaser of the condemnation, taking or deed in lieu or institution of such condemnation proceeding (which notice Seller shall deliver to Purchaser within ten (10) days of Seller's receipt thereof). If Purchaser does not terminate this Contract pursuant to this Section 9.1(a), then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.1(b) hereof, deliver to Purchaser at the Closing any proceeds actually received by Seller attributable to the Property from such condemnation, eminent domain proceeding or deed in lieu thereof (except for proceeds previously used to restore or repair the Property ) and assign its interest in and to any such proceeds, and there shall be no reduction in the Purchase Price.

            (b) For purposes of Section 9.1(a), "Significant Portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $250,000. Notwithstanding anything to the contrary contained in
      Section 9.1(a), if Purchaser has not timely elected to terminate in accordance with Section 9.1(a), and if the proceeds payable with respect to the Property as a result of condemnation exceed the Purchase Price for the Property, then the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser at the Closing. The foregoing provision shall survive the Closing and the termination of this Contract forever.

            (c) If less than a Significant Portion of the Property is condemned, taken by eminent domain, conveyed by deed in lieu thereof or is the subject of a condemnation proceeding, then Purchaser shall not have the right to terminate this Contract, but Seller shall deliver to Purchaser at Closing any proceeds actually received by Seller attributable to the Property from such condemnation or eminent domain proceeding or deed in lieu thereof, and assign its interest in and to such proceeds to Purchaser, and there shall be no reduction of the Purchase Price.

      Section 9.2 Casualty.

            (a) If all or any Substantial Portion (as defined in Section 9.2(b)) of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then Purchaser may terminate this Contract by written notice thereof to the Seller within ten (10) days after Seller notifies Purchaser of the casualty (which notice Seller shall deliver to Purchaser within ten (10) days of Seller's receipt thereof). If Purchaser does not terminate this Contract as aforesaid, then both parties shall proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event Seller shall, except as limited in Section 9.2(b) hereof, deliver to Purchaser at the Closing any insurance proceeds actually received by Seller attributable to the Property from such casualty (except for proceeds previously used to repair the Property) and assign to Purchaser all of Seller's right, title and interest in and to any claims which Seller may have under the insurance policies covering the Property, and Purchaser shall receive a proration credit at Closing in the aggregate amount of any deductible and there shall be no reduction in the Purchase Price. If less than a Substantial Portion of the Property shall be damaged or destroyed by fire or other casualty prior to Closing, then the parties shall proceed in accordance with the second sentence in this
      Section 9.2(a).

            (b) For the purposes of Section 9.2(a), a "Substantial Portion" of the Property shall be deemed to be any portion of the Property with either a fair market value or replacement cost in an amount equal to or greater than $250,000. Notwithstanding anything in Section 9.2(a) to the contrary, if Purchaser has not timely elected to terminate in accordance with
      Section 9.2(a), and if the proceeds payable with respect to the Property as a result of casualty exceed the Purchase Price for the Property, then the portion of such proceeds in excess of the Purchase Price shall be paid to Purchaser at the Closing. The foregoing provision shall survive the Closing and the termination of this Contract forever.

                                    ARTICLE X

                              Defaults and Remedies

      Section 10.1 Default by Purchaser. Notwithstanding anything set forth in Section 13.16.6 to the contrary: if Seller is not in default hereunder and Purchaser refuses or fails to consummate the Closing under this Contract for reasons other than as expressly set forth in Section 4.4, Section 5.2, or
Article IX hereof or other than due to a failure of a condition precedent to Purchaser's obligation to close as set forth in Section 7.1 hereof, Seller may terminate this Contract in which event neither party shall have any further rights, duties, or obligations hereunder except as provided in Sections 5.1 and
11.1 hereof, and, as its sole and exclusive remedy for Purchaser's failure to close, Seller shall be entitled to receive or retain the Earnest Money Deposit as liquidated damages (Seller and Purchaser hereby acknowledging that the amount of damages in the event of Purchaser's default is difficult or impossible to ascertain but that such amount is a fair estimate of such damage). Notwithstanding anything contained in this Section to the contrary, in the event of any other default by Purchaser under this Contract (including, without limitation, breach of any covenant, representation or indemnity) which survives the Closing or termination of this Contract, Seller shall have any and all rights and remedies available at law or in equity by reason of such default.

      Section 10.2 Default by Seller. If Purchaser shall not be in default hereunder and if Seller refuses or fails to consummate the Closing under this Contract other than due to a termination permitted hereunder or a failure of a condition precedent to Seller's obligation to close as set forth in Section 7.2 hereof, Purchaser may, at Purchaser's sole option, as its sole and exclusive remedy, either (a) terminate this Contract and receive from Seller $37,000 liquidated damages, in which event neither party shall have any further rights, duties or obligations hereunder except as provided in Sections 5.1 and 11.1 hereof, and Purchaser shall be entitled to a refund of the Earnest Money Deposit, or (b) enforce specific performance of this Contract against Seller. In no event shall Seller be liable to Purchaser for any damages, including, without limitation, any actual, punitive, speculative or consequential damages or damages for loss of opportunity or lost profit.

      Section 10.3 Attorneys' Fees. If it shall be necessary for either Purchaser or Seller to employ an attorney to enforce its rights pursuant to this Contract, the non-prevailing party shall reimburse the prevailing party for the prevailing party's reasonable attorneys' fees.

                                   ARTICLE XI

                              Brokerage Commissions

      Section 11.1 Brokerage Commission. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning the purchase of the Property except Insignia Mortgage and Investment Corporation ("Broker"). Seller hereby agrees to pay at Closing commissions due to Broker arising out of an agreement executed by Seller and Broker and provide to Purchaser a receipt signed by Broker confirming payment in full; provided, however, that Seller's obligation to pay, and Broker's right to receive, this commission or any other amount with respect to this Contract or the Property is expressly conditioned upon Closing the sale of the Property and Seller's receipt of the Purchase Price. Broker shall have no right to receive this commission or any other amount with respect to this Contract or the Property unless and until Closing shall be final and fully consummated and Seller shall have received the Purchase Price as provided in this Contract. Seller agrees to indemnify Purchaser and its officers, directors, trustees, shareholders, representatives and agents and hold each of them harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) arising out of or paid or incurred by Purchaser by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Seller (including, without limitation, Broker). Purchaser agrees to indemnify and defend Seller and its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and hold each of them harmless from any and all loss, liability, damage, claim, cause of action, fine, fee, lien, cost or expense (including, without limitation, reasonable attorneys' fees and expenses ) arising out of or paid or incurred by any of them by reason of any claim to any broker's, finder's or other fee in connection with this transaction by any party claiming by, through or under Purchaser or its affiliates (excluding Broker). Notwithstanding anything to the contrary contained herein, the indemnities set forth in this Article XI shall survive the Closing and the termination of this Contract forever.

                                   ARTICLE XII

                 Operation of the Property Prior to the Closing

      During the term of this Contract, Seller agrees as follows:

            (a) Seller shall not sell or convey, nor enter into any other contract for sale of the Property nor voluntarily create any liens, encumbrances, defects in title, restrictions or easements affecting the Property (except for mechanic's and materialmen's liens arising in the normal course of business, all of which Seller will satisfy at the Closing).

            (b) Seller shall operate and maintain the Property in substantially the same manner as operated and maintained prior to the date of this Contract.

            (c) Seller shall lease apartment units in substantially the same manner as leased prior to the date of this Contract, including, without limitation leasing for terms not exceeding one (1) year, not granting rent concessions greater than one month's free rent, and renewing leases only within the last 60 days of the expiring leases.

            (d) Seller shall deliver statements of income and expense promptly after those reports have been prepared for each month during the term of this Contract, all written notices of violations of legal requirements, whenever received, and all written notices of default by Seller in the performance of any Lease or Contract affecting the operation of the Property in a material respect.

            (e) Seller shall not settle any protest or appeal of the real estate tax assessment for the Property for the current tax year or for any prior tax year if the settlement would increase, or compromise Purchaser's ability to challenge, the assessment for the current tax year or any future tax year without Purchaser's prior written consent.

            (f) Seller shall promptly deliver to Purchaser copies of all written notices of violations of laws, ordinances, orders, regulations or requirements, including but not limited to zoning, building, health, safety, pollution control, environmental, fire or similar laws, ordinances, orders and regulations issued by, filed by or served by, any governmental agency having jurisdiction over the Property, against or affecting the Property as of the date hereof (hereinafter referred to as "Violations"). Seller shall comply with all Violations which are of record as of the Effective Date or of which Seller has received written notice as of the Effective Date, at Seller's sole cost and expense.

                                  ARTICLE XIII

                                  Miscellaneous

      Section 13.1 Notices. Any notice provided or permitted to be given under this Contract must be in writing and may be served by (a) depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to such party via a hand delivery service, Federal

Express or any other nationally recognized courier service that provides a return receipt showing the date of actual delivery of same to the addressee thereof, or (c) facsimile transmission. Notice given in accordance herewith shall be effective upon receipt at the address of the addressee. For purposes of notice, the addresses of the parties shall be as follows:

      If to Seller:         Harbour AP XI, L.P.
                      c/o Insignia Financial Group, Inc.
                      One Insignia Financial Plaza
                      Greenville, South Carolina  29601
                      Attention:  Marcus S. McCall
                      Facsimile No.:  (803) 239-1066
                      Telephone No.:  (803) 239-1076

      With copies to:       Insignia Financial Group, Inc.
                      One Insignia Financial Plaza
                      Greenville, South Carolina  29601
                      Attention: John K. Lines, General Counsel and Secretary Facsimile No.: (803) 239-1096

                      Alan G. Dexter, Esq.
                      Parker, Poe, Adams & Bernstein
                      2500 Charlotte Plaza
                      Charlotte, North Carolina  28244
                      Facsimile No.:  (704) 334-4706
                      Telephone No.:  (704) 335-9042

      If to Purchaser:      New Plan Realty Trust
                      1120 Avenue of the Americas
                      12th Floor
                      New York, New York 10036
                      Attention:  President
                      Facsimile No.:  212-302-4776
                      Telephone No.:  212-869-3000

      With a copy to:       Hofheimer Gartlir & Gross, LLP
                      633 Third Avenue
                      New York, New York 10017
                      Attention:  Donald M. Weisberg, Esq.
                      Facsimile No.:  212-661-3132
                      Telephone No.:  212-818-9000

      If to Title
      Company:        Commonwealth Land Title Insurance Company
                      c/o Coastal Abstract Service, Inc.
                      21 East 40th Street, 10th Floor
                      New York, New York 10016
                      Facsimile No.:  212-686-6483
                      Telephone No.:  212-686-3062

      Section 13.2 Governing Law. THIS CONTRACT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF SOUTH CAROLINA, AND THE LAWS OF SUCH STATE SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS CONTRACT.

      Section 13.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the transaction described herein, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

      Section 13.4 Parties Bound. Subject to the provisions of Section 13.5 hereof, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors and assigns.

      Section 13.5 Assignment. This Contract may not be assigned in whole or in part by Purchaser without the prior written consent of Seller, which consent may be granted or withheld by Seller in Seller's sole and absolute discretion. Any assignment of this Contract by Purchaser without Seller's prior written consent shall, at Seller's option, be null and void and of no effect. The parties hereto acknowledge and agree that one of the conditions to Seller's consent to a proposed assignment of this Contract by Purchaser may be that any and all sums received, or to be received, by Purchaser in connection with or in consideration for such assignment shall be immediately delivered and paid to Seller by Purchaser and the Purchase Price shall be correspondingly increased to reflect any such additional sums received by Seller. In the event Seller consents to an assignment of this Contract by Purchaser, Purchaser shall not be released from any liability or obligations hereunder.

      Notwithstanding anything above to the contrary, Purchaser shall be entitled to assign the Contract to any affiliates, provided Purchaser remains liable under the Contract.

      Section 13.6 Headings. Headings used in this Contract are used for reference purposes only and do not constitute substantive matter to be considered in construing the terms of this Contract.

      Section 13.7 Survival. Except as otherwise expressly provided herein, no representations, warranties, covenants, acknowledgments or agreements contained in this Contract shall survive the Closing of this Contract and the delivery of the Special Warranty Deed by Seller to Purchaser.

      Section 13.8 Interpretation. The parties acknowledge that each party and its counsel have reviewed this Contract, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Contract shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. When the context in which words are used in this Contract indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

      Section 13.9 Exhibits. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are hereby made a part hereof for all purposes.

      Section 13.10 Time of Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract and Closing hereunder.

      Section 13.11 Multiple Counterparts. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

      Section 13.12 Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire or any other casualty following Seller's delivery of the special warranty deed transferring title to the Property to the Purchaser will be on the Purchaser; the risk of loss prior to the Closing remains on Seller.

      Section 13.13 Effective Date. As used herein, the term "Effective Date" shall mean for all purposes in this Contract the date on which the Title Company acknowledges by telefax notice to Purchaser and Seller receipt of an original of the Contract executed by Purchaser and Seller.

      Section 13.14 Business Days. All references to "business days" contained herein are references to normal working business days, i.e., Monday through Friday of each calendar week, exclusive of federal and national bank holidays.

      Section 13.15 No Recordation of Contract. In no event shall this Contract or any memorandum hereof be recorded in the public records of the place in which the Property is situated, and any such recordation or attempted recordation shall constitute a breach of this Contract by the party responsible for such recordation or attempted recordation.

      Section 13.16  General.

            13.16.1 Seller acknowledges that Purchaser shall not be liable to any employees of Seller for or in respect of salaries, employee benefit plans or programs, welfare benefits plans, retirement plans, excess benefit plans, plans maintained to provide workers' compensation or unemployment benefits and pay practices which Seller has funded or been obligated to fund for its past or present employees, independent contractors or either of their beneficiaries or dependents.

            13.16.2   A.    Seller shall indemnify, defend and hold harmless
            Purchaser and any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, Purchaser, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each and all of the foregoing (collectively "Related Parties") of and from any and all claims, demands, damages, losses, injuries, liabilities, penalties, costs and expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Purchaser or its Related Parties arising out of or in connection with any one or more of the following:

                      1. any use, occupancy, ownership or operation of any of the Property or any occurrence in, on or about the Property before the Closing;

                      2. any accident, injury (including death) or damage, regardless of the cause thereof to any person or property occurring in, on or about the Property before Closing.

                  Provided, Seller shall have no obligation or liability to
            indemnify, defend or hold harmless Purchaser or its Related Parties of or from any claims, demands, damages, losses, injuries, liabilities, penalties, costs, expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Purchaser or its Related Parties arising out of or in connection with the threatened or actual existence of Hazardous Materials or other environmental conditions relating to the Property.

                  B. Purchaser shall indemnify, defend and hold harmless Seller and any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, Seller, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each and all of the foregoing (collectively "Related Parties") of and from any and all claims, demands, damages, losses, injuries, liabilities, penalties, costs and expenses (including without limitation reasonable attorneys' fees), incurred or suffered by Seller or its Related Parties arising out of or in connection with any one or more of the following:

                      1. any use, occupancy, ownership or operation of any of the Property or any occurrence in, on or about the Property on or after the Closing;

                      2. any accident, injury (including death) or damage, regardless of the cause thereof to any person or property occurring in, on or about the Property on or after Closing.

            13.16.3 Purchaser on the one hand and Seller on the other hand shall use their best efforts to:

                  (i) promptly and timely file all filings, reports, certificates and applications required to carry out the transactions contemplated by this Agreement or to consummate the transactions contemplated hereby required, if at all, by (i) the federal securities laws, or (ii) the United States or any commission, department, agency, law, rule or regulation thereof; and

                  (ii) promptly and timely prepare, file and prosecute all filings, reports, certificates and applications required by the State of South Carolina or any commission, agency or department thereof.

            13.16.4 Seller shall give to Purchaser and its representatives, including accountants and counsel, reasonable access during normal business hours, upon at least forty eight (48) hours prior notice to Purchaser, to the books, records, files, contracts, commitments, employees and agents of Seller relating to the Property, and will promptly furnish to Purchaser and its representatives at the Property and/or at Seller's principal place of business all such information and documents relating to the Property as Purchaser shall request, including all interim financial statements and reports as they are prepared and become available, and Purchaser may make copies thereof.

            13.16.5 Without limiting any other rights or remedies of Purchaser, Purchaser shall have the right after the Closing upon at least forty eight (48) hours prior notice to audit the books and records of Seller in respect of the Property for those last two entire fiscal years of Seller ending immediately preceding the Closing plus any "stub" period thereafter to such Closing.

            13.16.6 This Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Declaration of Trust of New Plan Realty Trust dated as of July 31, 1972 as amended, and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. Seller acknowledges and agrees that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

            13.16.7 At the Closing, the Escrow Agent shall retain the sum of $75,000 (the "Comfort Sum") from the Purchase Price as an asset of Seller, and shall not distribute same. Seller, Purchaser and Escrow Agent shall enter into the Comfort Sum Escrow Agreement annexed to this Agreement as Exhibit H. The Comfort Sum shall continue to be retained as aforesaid until the date which is twelve (12) months after the Closing Date, at which time it shall be distributed to Seller unless any claim is pending against Seller by Purchaser pursuant to the terms of this Agreement (a "Contract Claim"), in which case a portion of the Comfort Sum equal to the aggregate amount of all Contract Claims shall be retained pending resolution of each respective Contract Claim, with the balance distributed by the Escrow Agent. Upon written agreement of Purchaser and Seller or if Purchaser obtains a final non-appealable judgment against Seller regarding a Contract Claim, then the Escrow Agent shall pay to Purchaser the amount of such judgment out of the Comfort Sum. This provision shall survive the Closing.

            13.16.8 Angeles Partners XI GP Limited Partnership ("General Partner") executes this Agreement in its capacity as general partner of Seller, and Angeles Realty Corporation II ("Corporation") executes this Agreement in its capacity as general partner of General Partner, but Seller, General Partner and Corporation primarily, jointly and severally make and assume responsibility for the agreements, representations and warranties appearing in this Agreement. Nothing in this section shall limit General Partner's and Corporation's rights to contribution from Seller under applicable partnership law, but any such rights to contribution shall be subordinate to Purchaser's rights.

                            SELLER:

                            Harbour AP XI, L.P.
                            a South Carolina limited partnership

                            By: Angeles Partners XI GP Limited Partnership, a South Carolina limited partnership, in its capacity as general partner and to confirm its primary, joint and several liability

                            By: Angeles Realty Corporation II, a California corporation, in its capacity as general partner and to confirm its primary, joint and several liability


                                    By:/s/Robert D. Long, Jr.
                                    Title:CAO/Controller
                                    Dated: 7/24/95


                        SIGNATURES CONTINUED ON NEXT PAGE


                     SIGNATURES CONTINUED FROM PREVIOUS PAGE


                                    PURCHASER:

                                    New Plan Realty Trust
                                    a ________________ corporation


                                    By:_____________________________________
                                       Its:___________________________________

                                    Dated:__________________________________


                        RECEIPT OF EARNEST MONEY DEPOSIT
                         AND AGREEMENT OF TITLE COMPANY


      Commonwealth Land Title Insurance Company (the "Title Company"), located at Columbia, South Carolina, hereby acknowledges the receipt of one (1) fully signed and executed copy of this Contract.

      Upon receipt, the Title Company agrees to hold the Earnest Money Deposit in escrow as escrow agent for the benefit of Seller and Purchaser and to dispose of the Earnest Money Deposit in strict accordance with the terms and provisions of this Contract.

                                    Commonwealth Land Title Insurance Company


                                    By:_________________________________
                                       Name:____________________________
                                       Title:_____________________________

                                    Date:_______________________________


                                    EXHIBIT A

                              PROPERTY DESCRIPTION


                   [Attach legal description of the Property]


                                    EXHIBIT B

                              SPECIAL WARRANTY DEED

STATE OF __________
                                    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________

      _________________________, a _______________ limited partnership
(hereinafter called "Grantor"), for and in consideration of the sum of TEN AND No/100 ($10.00) and other good and valuable consideration (including, without limitation, the assumption by Grantee of the indebtedness secured by the Trust Deed listed on Exhibit B hereto pursuant to an Assumption Agreement dated ______________, 199___ by and between Grantor, Grantee and
_________________________) in hand paid by   _________________________, a
______________  (hereinafter called "Grantee"), whose mailing address is
______________________________________, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain tract or parcel of land situated in ___________ County, ____________ and more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with Grantor's rights and interests in all improvements, structures and fixtures located thereon and all rights, titles and interests of Grantor appurtenant thereto (all of the above-described properties being hereinafter collectively referred to as the "Property"). This conveyance is made and accepted subject to
(a) general real estate taxes on the Property for the current year which Grantee assumes and agrees to pay, (b) zoning laws and regulations and ordinances of municipal and other governmental authorities, if any, affecting the Property, and (c) the matters set forth on Exhibit "B" attached hereto and made a part hereof for all purposes (all of the foregoing being hereinafter collectively referred to as the "Permitted Exceptions").

      TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Exceptions.

      Current ad valorem taxes on the Property having been prorated, Grantee hereby assumes the obligation for payment thereof.

      IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor to be effective for all purposes as of the _____ day of _____________, 199___.

                            GRANTOR:

                            Harbour AP XI, L.P.
                            a South Carolina limited partnership

                            By: Angeles Partners XI GP Limited Partnership, a South Carolina limited partnership, in its capacity as general partner and to confirm its primary, joint and several liability

                            By: Angeles Realty Corporation II, a California corporation, in its capacity as general partner and to confirm its primary, joint and several liability


                                    By:______________________________________
                                    Title:____________________________________

                                    Dated:_________________________________

STATE OF ________

COUNTY OF ________

      This instrument was acknowledged before me on this _____ day of ____________, 199___, by __________________________,
____________________________ of _______________________, a ___________
corporation acting in its capacity as general partner of _________________, a __________ limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.

                                    ___________________________________
                                    Notary Public, State of _______________
My Commission Expires:
______________________              ___________________________________
                                    Printed Name of Notary Public

GRANTEE'S ADDRESS:
______________________
______________________
______________________


                                    EXHIBIT A

                              PROPERTY DESCRIPTION


                  [Attach legal description from the Contract]


                                    EXHIBIT B

                              PERMITTED EXCEPTIONS


                  [Attach list of Permitted Exceptions created in accordance with the terms of the Contract]


                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION OF LEASES

STATE OF ________
                                    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _______

      That, _________________________, a ___________ limited partnership
("Assignor"), for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, to Assignor in hand paid, the receipt and legal sufficiency of which are hereby acknowledged, hereby transfers, assigns and sets over unto ______________ ________________, a ________________
("Assignee"), all of the right, title and interest of Assignor in and to all leases of, and security deposits and prepaid rents relating to space in (together, the "Leases") the real property described on Exhibit A, attached hereto and made a part hereof for all purposes.

      TO HAVE AND TO HOLD the Leases, together with any and all of the rights and appurtenances thereto in anywise belonging to Assignor (excluding the right to receive rents paid under the Leases and which accrued before the date of this Assignment), unto Assignee and Assignee's successors and assigns forever, and Assignor does hereby bind Assignor and Assignor's legal representatives and successors, to WARRANT AND FOREVER DEFEND all and singular the Leases unto Assignee and Assignee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.

      In consideration of the foregoing assignment, Assignee hereby assumes, and agrees to perform all of the obligations of Assignor under the Leases, including, but not limited to, the obligation to refund any security deposits delivered by Assignor to Assignee. Assignee takes the Leases subject to any existing defaults thereunder.

      Assignor will indemnify, defend and hold harmless Assignee and its Related Parties from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses and fees (including reasonable attorneys' fees) arising from the misapplication prior to the Closing Date of any security deposits received by Assignor. Assignee will indemnify, defend and hold harmless Assignor and its Related Parties from and against any and all claims, demands, suits, actions, proceedings, damages, liabilities, penalties, costs, expenses and fees (including reasonable attorneys' fees) arising from the misapplication on or after the Closing Date of any security deposits received by Assignee from Assignor.

      "Related Parties" shall mean any person or entity affiliated with or owning or controlling, in whole or in part, directly or indirectly, the indemnified party, the joint venturers, partners, trustees, officers, directors, shareholders, employees, agents and attorneys at any time and from time to time of any of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing.

      EXECUTED effective as of this _____ day of _________, 199___ (the "Closing Date").

                                    ASSIGNOR:

                                    Harbour AP XI, L.P.
                                    a South Carolina limited partnership

                                    By:   Angeles Partners XI GP Limited
                                          Partnership, a South Carolina limited
                                          partnership, in its capacity as
                                          general partner and to confirm its
                                          primary, joint and several liability

                                    By:   Angeles Realty Corporation II, a
                                          California corporation, in its
                                          capacity as general partner and to
                                          confirm its primary, joint and several
                                          liability

                                          By:________________________________
                                          Title:______________________________

                                    Dated:_________________________________


                                    ASSIGNEE:


                                    By:_____________________________
                                       Name:________________________
                                       Title:_______________________


STATE OF __________

COUNTY OF ___________

      This instrument was acknowledged before me on this _____ day of _____________, 199___, by _____________________________,
______________________________ of ________________________, a __________
corporation acting in its capacity as general partner of _________________________, a ___________ limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.


                                          ______________________________
                                             Notary Public in and for
                                             the State of __________
My Commission Expires:
_____________________



STATE OF _________

COUNTY OF ________

      This instrument was acknowledged before me on this _____ day of _________________, 199___, by _______________________________________________,
_________________________________ of _____________________, a ________________ ,
known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said __________________.


                                          ______________________________
                                            Notary Public in and for
                                            the State of __________

My Commission Expires:
_____________________


                                    EXHIBIT D

                 BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

STATE OF _________

                                          KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF _________

      By a Special Warranty Deed (the "Deed") of even date with the date hereof, ________________________________, a ______________ limited partnership
("Seller"), conveyed to ________________________, a _______________
("Purchaser"), the real property (the "Real Property") described on Exhibit "A" attached hereto and made a part hereof for all purposes, together with all improvements located thereon.

      As consideration for (a) the conveyance of the Real Property, (b) the conveyance of the personal property described herein, and (c) the assignments contained herein, Purchaser has paid the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration to the Seller.

      NOW, THEREFORE, for the consideration above specified, the receipt and sufficiency of which are expressly acknowledged:

      1. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET-OVER and DELIVERED, and by these presents does hereby GRANT, CONVEY, SELL, TRANSFER, SET-OVER and DELIVER unto the Purchaser, all of Seller's right, title and interest in and to all items of tangible personal property located on or attached to the Real Property including, without limitation, all items of personal property described on Exhibit A hereto (all of the property described in this paragraph 1 is hereinafter referred to as the "Personal Property") (the Real Property and Personal Property sometimes collectively referred to herein as the "Property").

      2. The Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED and ASSIGNED and by these presents does GRANT, CONVEY, SELL, TRANSFER and ASSIGN unto the Purchaser all of the Seller's right, title and interest in and to the trade name "______________________________".

      3. The Seller has ASSIGNED, TRANSFERRED and SET-OVER, and by these presents does ASSIGN, TRANSFER and SET-OVER unto the Purchaser (to the extent they are assignable) all of its right, title and interest in and to all service contracts, bonds, warranties and guaranties which relate to the Real Property or Personal Property and are listed on Schedule 6.2(g) hereto.

      Purchaser accepts the property described in this document (the "property"), and acknowledges that the conveyance of the property to purchaser is made by Seller, on an "as is, where is, and with all faults" basis.
Purchaser expressly acknowledges that, except for the warranty of title contained in the special warranty deed delivered to purchaser contemporaneously herewith, Seller makes no warranty or representation of any kind, oral or written, express or implied, or arising by operation of law with respect to the property referred to herein, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's warranty of title set forth in the special warranty deed delivered to purchaser), zoning, tax consequences, physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the property with governmental laws, the truth, accuracy or completeness of any information provided by or on behalf of Seller to purchaser, or any other matter or thing regarding the property.

      Purchaser hereby assumes and agrees to perform from the effective date hereof forward all of the covenants and obligations contained in the contracts assigned hereunder which are to be performed by Seller and hereby indemnifies and agrees to defend Seller, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, and agrees to hold Seller, its general partner and their respective affiliates and their and their affiliates' officers, directors, employees, agents and representatives, harmless from and against any and all liability, cost, claim, cause of action, fine, fee, lien, loss, damage or expense, including reasonable attorneys' fees and expenses, suffered or incurred by any of them as a result of any alleged failure of Purchaser to perform such covenants or obligations.

      This Blanket Conveyance, Bill of Sale and Assignment is binding and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

      TO HAVE AND TO HOLD the Property unto Purchaser, its successors and assigns forever, and Seller does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND the title to the Property unto Purchaser, its successors and assigns, against any person whomsoever lawfully claiming, or to claim the same or any part thereof, by, through or under Seller, but not otherwise.


      EXECUTED effective as of the ______ day of __________, 1995.

                                    SELLER:

                                    Harbour AP XI, L.P.
                                    a South Carolina limited partnership

                                    By:   Angeles Partners XI GP Limited
                                          Partnership, a South Carolina limited
                                          partnership, in its capacity as
                                          general partner and to confirm its
                                          primary, joint and several liability

                                    By:   Angeles Realty Corporation II, a
                                          California corporation, in its
                                          capacity as general partner and to
                                          confirm its primary, joint and several
                                          liability


                                          By:_________________________________

Title:_______________________________

                                    Dated:_________________________________


                                    PURCHASER:

                                    New Plan Realty Trust
                                    a __________________


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                   EXHIBIT "A"
                                       TO
                 BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT


                              Property Description

                                [To Be Inserted]


                                    EXHIBIT E

                              NON-FOREIGN AFFIDAVIT

STATE OF ________
                            KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ________

      On this date, _____________________________, a _______________ limited partnership ("Seller"), has sold and conveyed certain real property situated in __________ County, _________, to _______________________, a ______________
("Purchaser"). Section 1445 of the Internal Revenue Code of 1986 provides that a transferee of a U.S. Real Property Interest must withhold tax if the transferor is a foreign person. To inform Purchaser that withholding of tax is not required upon the disposition of a U.S. Real Property Interest by Seller, the undersigned hereby certifies the following on behalf of Seller:

      1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

      2. Seller's U.S. Employer Identification Number is _________ ______________; and

      3.    Seller's office address is
_____________________________________________
_______________________________________________________________.

      Seller understands that this certification may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punished by fine, imprisonment, or both.

      Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.


      Executed this ______ day of ______________, 199___.

                                    SELLER:

                                    Harbour AP XI, L.P.
                                    a South Carolina limited partnership

                                    By:   Angeles Partners XI GP Limited
                                          Partnership, a South Carolina limited
                                          partnership, in its capacity as
                                          general partner and to confirm its
                                          primary, joint and several liability

                                    By:   Angeles Realty Corporation II, a
                                          California corporation, in its
                                          capacity as general partner and to
                                          confirm its primary, joint and several
                                          liability


                                          By:_________________________________
                                          Title:_______________________________

                                    Dated:_________________________________



STATE OF _______

COUNTY OF _______

      This instrument was acknowledged before me on this _____ day of _____________, 199___, by _______________________________,
___________________________________ of ________________________________, a
_______________ corporation acting in its capacity as general partner of
_______________________, a ___________ limited partnership, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said limited partnership.


                                          ______________________________
                                             Notary Public in and for
                                             the State of ________
My Commission Expires:
_____________________


                                    EXHIBIT F

                             RESIDENT NOTICE LETTER




                            _________________, 199___




__________________________
__________________________
__________________________

      Re: Your lease ("Lease") of space in __________________ located in the City of _______________, ____________ County, _________
            ("Apartments")

Dear Resident:

      You are hereby notified that ______________________________, a
_____________ limited partnership ("Owner"), as owner of the Apartments and the current owner of the landlord's interest under the Lease, has sold the Apartments to ___________________ ("Purchaser") as of the date of this Resident Notice Letter set forth above, and in connection with such sale the Owner has assigned and transferred its interest in the Lease and any and all unapplied security deposits thereunder or relating thereto in its possession to Purchaser, and Purchaser has assumed and agreed to perform all of the landlord's obligations under the Lease (including, but not limited to, any obligations set forth in the Lease to repay or account for any security deposits thereunder) from and after such date.


the date of this Resident Notice Letter (including your obligation to pay rent) shall be performable to and for the benefit of Purchaser and Purchaser's successors and assigns, and (b) all of the obligations of the landlord under the Lease (including, but not limited to, any obligations to repay or account for any unapplied security deposits thereunder) from and after the date of this Resident Notice Letter shall be the binding obligations of Purchaser and Purchaser's successors and assigns. The current amount of the security deposit being held by Purchaser with respect to the Lease is $_______________.



      The address of Purchaser for all purposes under the Lease (including the payments of rentals, the recoupment of any security deposits and the giving of any notices provided for in the Lease) is
______________________________________________________.

                                    Very truly yours,
      Accordingly, (a) all of your obligations under the Lease from and after
                                    OWNER:

                                    Harbour AP XI, L.P.
                                    a South Carolina limited partnership

                                    By:   Angeles Partners XI GP Limited
                                          Partnership, a South Carolina limited
                                          partnership, in its capacity as
                                          general partner and to confirm its
                                          primary, joint and several liability

                                    By:   Angeles Realty Corporation II, a
                                          California corporation, in its
                                          capacity as general partner and to
                                          confirm its primary, joint and several
                                          liability


                                          By:_________________________________
                                          Title:_______________________________

                                    Dated:_________________________________


                                    PURCHASER:

                                    _______________________________________,
                                    a _____________________________________


                                    By:____________________________________
                                       Name:_______________________________
                                       Title:________________________________







                     CONTRACT TO PURCHASE AND SELL PROPERTY

                                 by and between

                               Harbour AP XI, L.P.
                                   ("Seller")

                                       and

                              New Plan Realty Trust
                                  ("Purchaser")


                              INDEX TO DEFINITIONS


                                                                         Section

Apartments                                                                Exh. F

Approval Date                                                                7.3

Assignee                                                                  Exh. C

Assignment of Leases                                                  8.2(a)(ii)

Assignor                                                                  Exh. C

Bankruptcy Action                                                          Pg. 1

Bankruptcy Court                                                           Pg. 1

Bill of Sale                                                         8.2(a)(iii)

Broker                                                                      11.1

Business Days                                                              13.14

Closing                                                                      8.1

Closing Date                                                         8.1, Exh. C

Collecting Party                                                          8.6(a)

Comfort Sum                                                              13.16.7

Contract                                                                   Pg. 1

Contract Claim                                                           13.16.7

Contracts                                                                 1.1(d)

Corporation                                                              13.16.8







Current Funds                                                                3.1

Deed                                                                      Exh. D

Delinquent Rents                                                          8.6(a)

Deposits                                                                  1.1(c)

Earnest Money Deposit                                                        3.1

Effective Date                                                             13.13

Exception Documents                                                          4.1

Exhibits                                                                    13.9

General Partner                                                          13.16.8

Grantee                                                                   Exh. B

Grantor                                                                   Exh. B

Hazardous Materials                                                          6.3

Improvements                                                              1.1(a)

Inspection Period                                                            5.1

Land                                                                      1.1(a)

Lease                                                                     Exh. F

Leases                                                                    Exh. C

Manager's Representatives                                                 6.2(q)

Notice Letters                                                         8.2(a)(v)

Owner                                                                     Exh. F

Order                                                                      Pg. 1

Permitted Exceptions                                                 4.3, Exh. B

Personal Property                                                         Exh. D

Personalty                                                                1.1(b)

Property                                                     1.1, Exh. B, Exh. D

Purchase Price                                                               2.1

Purchaser                                          Pg. 1, Exh. D, Exh. E, Exh. F







Real Property                                                             Exh. D

Related Parties                                     13.16.2.A, 13.16.2.B, Exh. C

Seller                                                     Pg. 1, Exh. D, Exh. E

Significant Portion                                                       9.1(b)

Submission Matters                                                           5.3

Substantial Portion                                                       9.2(b)

Survey                                                                       4.2

Tenant Leases                                                             1.1(c)

Tenants                                                                   1.1(c)

Title Commitment                                                             4.1

Title Company                                                       3.1, Receipt


                 INDEX TO CONTRACT TO PURCHASE AND SELL PROPERTY


                                                                            Page


ARTICLE I  Sale of the Property                                                1

      Section 1.1 Property                                                     1


ARTICLE II  Purchase Price                                                     2

      Section 2.1 Purchase Price                                               2


ARTICLE III  Earnest Money Deposit                                             3

      Section 3.1 Amount and Timing                                            3

      Section 3.2 Application and Interest                                     3


ARTICLE IV  Title and Survey                                                   3

      Section 4.1 Title Commitment                                             3

      Section 4.2 Survey                                                       4

      Section 4.3 Review of Title and Survey                                   4

      Section 4.4 Objections to Status of Title and Survey                     4

      Section 4.5 Other Permitted Exceptions                                   5


ARTICLE V  Inspection By Purchaser                                             5

      Section 5.1 Inspection Period                                            5

      Section 5.2 Approval of Inspections                                      6

      Section 5.3 Matters to be Delivered by Seller                            6


ARTICLE VI  Representations and Warranties; Disclaimers and Waivers            7

      Section 6.1 Representations and Warranties of Purchaser                  7

      Section 6.2 Representations and Warranties of Seller                     7

      Section 6.3 No additional representations or warranties of Seller       11








      Section 6.4 No Reliance on Documents                                    12

      Section 6.5 Effect and Survival of Disclaimers                          12


ARTICLE VII  Conditions Precedent to Purchaser's and Seller's Performance     12

      Section 7.1 Conditions to Purchaser's Obligations                       12

      Section 7.2 Conditions to Seller's Obligations                          13


ARTICLE VIII  Closing                                                         13

      Section 8.1 Time and Place                                              13

      Section 8.2 Items to be Delivered at the Closing                        13

            (a)   Seller                                                      13

            (b)   Purchaser                                                   15

      Section 8.3 Costs of Closing                                            16

      Section 8.4 Prorations                                                  16

      Section 8.5 Possession and Closing                                      18

      Section 8.6 Delinquent Rent                                             18

            (a)   Application of Delinquent Rent                              18

            (b)   Collection of Delinquent Rent                               19


ARTICLE IX  Condemnation or Casualty                                          19

      Section 9.1 Condemnation                                                19

      Section 9.2 Casualty                                                    20


ARTICLE X  Defaults and Remedies                                              20

      Section 10.1    Default by Purchaser                                    20

      Section 10.2    Default by Seller                                       21

      Section 10.3    Attorneys' Fees                                         21


ARTICLE XI  Brokerage Commissions                                             21

      Section 11.1    Brokerage Commission                                    21


ARTICLE XII  Operation of the Property Prior to the Closing                   22


ARTICLE XIII  Miscellaneous                                                   23

      Section 13.1    Notices                                                 23

      Section 13.2    Governing Law                                           24

      Section 13.3    Entirety and Amendments                                 24

      Section 13.4    Parties Bound                                           24

      Section 13.5    Assignment                                              24

      Section 13.6    Headings                                                24

      Section 13.7    Survival                                                25

      Section 13.8    Interpretation                                          25

      Section 13.9    Exhibits                                                25

      Section 13.10  Time of Essence                                          25

      Section 13.11  Multiple Counterparts                                    25

      Section 13.12  Risk of Loss                                             25

      Section 13.13  Effective Date                                           25

      Section 13.14  Business Days                                            25

      Section 13.15  No Recordation of Contract                               25

      Section 13.16  General                                                  26


EXHIBIT A  PROPERTY DESCRIPTION
EXHIBIT B  SPECIAL WARRANTY DEED







EXHIBIT A  PROPERTY DESCRIPTION
EXHIBIT B  PERMITTED EXCEPTIONS
EXHIBIT C  ASSIGNMENT AND ASSUMPTION OF LEASES
EXHIBIT D  BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT
EXHIBIT E  NON-FOREIGN AFFIDAVIT
EXHIBIT F  RESIDENT NOTICE LETTER
EXHIBIT G  ORDER
EXHIBIT H  COMFORT SUM ESCROW AGREEMENT

SCHEDULE 6.2(e)   RENT ROLL
SCHEDULE 6.2(g)   SERVICE CONTRACTS